Exhibit 99.1

FOR IMMEDIATE RELEASE

PERINI CORPORATION SHAREHOLDERS

APPROVE ACQUISITION OF TUTOR-SALIBA CORPORATION

Framingham, MA – September 5, 2008 – Perini Corporation (NYSE: PCR), a leading building, civil construction and construction management company, said its shareholders today approved the acquisition of Tutor-Saliba Corporation at the Annual Meeting of Perini shareholders. Perini announced that it expects to close the transaction on Monday, September 8, 2008.

The proposal to approve the issuance of the shares in the merger was approved by over 88 percent of shareholders voting on the proposal. All other proposals related to the merger were also approved by shareholders.

In addition, Perini shareholders also elected all of the company nominees to the Board of Directors and approved all other proposals presented to shareholders at the Annual Meeting, including an amendment to increase the number of shares authorized for issuance under Perini’s 2004 Stock Option and Incentive Plan.

Michael R. Klein, Lead Director of Perini, said, “I am delighted that Perini’s shareholders have approved this transaction, and by a margin that clearly illustrates enthusiasm about the significantly enhanced shareholder value that we expect the combination of these two highly successful and complementary companies – Perini and Tutor-Saliba – will create.

“By combining, growing and diversifying the best talent of both companies, growing our backlog of booked and targeted projects and diversifying our reach into promising new segments of the market, this transaction will create the premiere publicly-traded general contractor in the United States and overseas,” concluded Mr. Klein.

On April 2, 2008, Perini announced that it had entered into a definitive agreement to acquire the privately-held Tutor-Saliba. On August 7, 2008, Perini mailed to its shareholders a Proxy Statement that contained important information regarding the transaction, which involves issuing to the shareholders of Tutor-Saliba equal to 45% of the then total outstanding shares of Perini Corporation.

About Perini Corporation

Perini Corporation is a leading construction services company offering diversified general contracting, construction management and design/build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures.

We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including sitework, concrete forming and placement and steel erection. We are known for our hospitality and gaming industry projects, sports and entertainment, educational, transportation, healthcare, biotech, pharmaceutical and high-tech facilities, as well as large and complex civil construction projects and construction management services to U.S. military and government agencies.

FORWARD LOOKING STATEMENTS AND ADDITIONAL INFORMATION

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; the ability to satisfy the conditions to the transaction with Tutor-Saliba on the expected timeframe or at all; transaction costs from the transaction with Tutor-Saliba; the effects of disruption from the transaction with Tutor-Saliba making it more difficult to maintain relationships with employees, customers, other business partners or government entities; the ability to realize the expected synergies resulting for the transaction with Tutor-Saliba in the amounts or in the timeframe anticipated and the ability to integrate Tutor-Saliba’s businesses into those of Perini in a timely and cost-efficient manner. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact Information

Perini Corporation
73 Mount Wayte Ave. Framingham, MA 01701
(508) 628-2295
Kenneth R. Burk,
Senior Vice President & Chief Financial Officer

Kekst and Company, Inc.
437 Madison Avenue New York, NY 10022
(212) 521-4855
Douglas Kiker